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Exhibit 24

POWER OF ATTORNEY

        The undersigned Directors of Valmont Industries, Inc., a Delaware corporation, hereby constitute and appoint Mogens C. Bay as attorney-in-fact in their name, place and stead to execute Valmont's Annual Report on Form 10-K for the fiscal year ended December 28, 2002, together with any and all subsequent amendments thereof in their capacity as directors and hereby ratify all that said attorney-in-fact may do by virtue thereof.

DATED this 24th day of February, 2003.

/s/ ROBERT B. DAUGHERTY Robert B. Daugherty, Director	/s/ CHARLES D. PEEBLER, JR. Charles D. Peebler, Jr.
/s/ KENNETH E. STINSON Kenneth E. Stinson, Director	/s/ STEPHEN R. LEWIS, JR. Stephen R. Lewis, Jr., Director
/s/ JOHN E. JONES John E. Jones, Director	/s/ WALTER SCOTT, JR. Walter Scott, Jr., Director
/s/ THOMAS F. MADISON Thomas F. Madison, Director

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  Exhibit 24